Exhibit 99.1

Stanley Black & Decker Announces EU Antitrust Clearance Regarding Its Recommended All-Cash Offer To Acquire All Shares And Warrants In Niscayah

New Britain, Connecticut, August 23, 2011

Stanley Black & Decker, Inc. (NYSE: SWK) (“Stanley Black & Decker”) announced today that it has received antitrust clearance from the European Commission for its recommended all-cash offer, through a tender offer by its indirect wholly-owned subsidiary SBD Holding AB, to acquire all class A and class B shares and warrants in Niscayah Group AB (publ) (OMX: NISC), a leading commercial security and monitoring company specializing in electronic security services and solutions based in Stockholm, Sweden, for SEK 18.00 per share and SEK 0.05 per warrant in cash (the “Offer”). All antitrust conditions to the Offer have now been satisfied.

The Offer represents a premium of approximately 47% compared to Niscayah’s closing price1 prior to the announcement of Securitas’ offer to acquire Niscayah on May 16, 2011, and a premium of approximately 15% compared to Niscayah’s stock price at close on June 23, 2011 (the last trading day prior to the announcement of the Offer). At announcement, the Offer represented a premium of approximately 24% to the then value of Securitas’ all-stock offer. The independent committee of the board of directors of Niscayah has unanimously recommended that shareholders and warrant holders in Niscayah accept the Offer. Niscayah shareholders representing approximately 19.5%2 of the shares in Niscayah have committed to accept the Offer, subject to certain conditions.

Stanley Black & Decker has acquired in total 72,005,890 class B shares of Niscayah, representing approximately 19.8% of the outstanding shares3 and approximately 13.9% of the total number of votes in Niscayah, at prices not exceeding SEK 18, through purchases outside of the Offer. This accumulation of shares reflects Stanley Black & Decker’s commitment to the tender offer announced on June 27, 2011.

The acceptance period for the Offer is scheduled to expire on September 1, 2011.4

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, mechanical access solutions and electronic security solutions, engineered fastening systems, infrastructure solutions and more. Learn more at www.stanleyblackanddecker.com.

The information in this press release was submitted for publication on August 23, 2011 at 9 p.m. (CET) (3 p.m. ET).

Contacts (United States):

Kate White Vanek

Vice President, Investor Relations, Stanley Black & Decker

(860) 827-3833

kate.vanek@sbdinc.com

Tim Perra

Director, Global Communications, Stanley Black & Decker

(860) 826-3260

tim.perra@sbdinc.com

Sard Verbinnen & Co

David Reno/Brooke Gordon

(212) 687-8080

Contact (Sweden):

JKL

Erik Nilsson

+ 46 738 394 118

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Stanley Black & Decker makes forward-looking statements in this press release which represent its expectations or beliefs about future events and financial performance. Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward looking statements made in this press release, include, but are not limited to, statements concerning the expiration of the acceptance period for the Offer.

You are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and other known and unknown factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements, including, but not limited to, the failure to consummate, or a delay in the consummation of, the transaction for various reasons.

Forward-looking statements made herein are also subject to risks and uncertainties, described in: Stanley’s 2010 Annual Report on Form 10-K, its Quarterly Report on Form 10-Q for the quarter ended July 2, 2011; and other filings Stanley Black & Decker makes with the Securities and Exchange Commission. In addition, actual results could differ materially from those suggested by the forward-looking statements, and therefore you should not place undue reliance on the forward-looking statements. Stanley Black & Decker makes no commitment to revise or update any forward-looking statements to reflect events or circumstances occurring or existing after the date of any forward-looking statement.

1	The closing price for the class B shares in Niscayah on NASDAQ OMX Stockholm on May 13, 2011 (the last trading day prior to the announcement of Securitas’ offer).
2	Based on 363,258,897 outstanding Niscayah shares (excluding 1,800,000 treasury shares).
3	Based on 363,258,897 outstanding Niscayah shares (excluding 1,800,000 treasury shares).
4	Stanley Black & Decker reserves the right to extend the acceptance period for the Offer, as well as to postpone the date for the settlement.